Exhibit 10.24

AMENDMENT NO. 1 TO AGENCY AGREEMENT

THIS AMENDMENT NO. 1 TO AGENCY AGREEMENT (“Agreement”) is made as at August 4, 2006 by and between XL Financial Solutions Ltd, a Bermuda exempted company (the “Company”), XL Re Ltd, a Bermuda exempted company (“XL Re”), XL Insurance (Bermuda) Ltd, a Bermuda exempted company (“XLI”) and XL Financial Assurance Ltd., a Bermuda exempted company (“XLFA”).

WHEREAS, each of the Company, XL Re, XLI and XLFA entered into an agency agreement (the “Agency Agreement”) effective as of the 1st day of January 2003 in order for the Company to introduce, identify, analyze, structure and negotiate certain insurance, reinsurance and other financial products (“Financial Products”) and financial transactions related to its Financial Products (“Financial Transactions”) to the XL Re/Insurance Companies;

WHEREAS, pursuant to Section 8E of the Agency Agreement, the parties wish to amend certain terms of the Agency Agreement; and

WHEREAS, XLFA desires to terminate the appointment of the Company as its agent with respect to Financial Products and Financial Transactions for and on its behalf effective upon the date of an initial public offering of the shares of Security Capital Assurance Ltd, the 87% shareholder of XLFA (the “Effective Date”).

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Capitalized terms used herein and not defined shall have the meaning provided in the Agency Agreement.

2.	Pursuant to Section 8E of the Agency Agreement and effective upon the Effective Date, the last sentence of the first paragraph of the preamble to the Agency Agreement is hereby amended and restated as follows:

“(Each of XL Re and XLI are hereinafter collectively referred to as the “XL Re/Insurance Companies”).”

3.	As at the Effective Date, the parties agree that XLFA shall have no further rights or obligations pursuant to the terms of the Agency Agreement; provided, however, XLFA agrees that its obligations with respect to Section 8A “Confidentiality” shall survive for a period of three (3) years from the Effective Date.

4.	Miscellaneous – Except as herein provided, the Agency Agreement shall remain unchanged and in full force and effect. This Amendment Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment Agreement shall be governed by and construed in accordance with the laws of Bermuda.

The parties hereto have duly executed this Agreement effective as of the day and year first above written.

XL Financial Solutions Ltd

By: /s/ Andrew J. Turnbull

Name: Andrew J. Turnbull

Title: COO

XL Re Ltd

By: /s/ Andrew J. Turnbull

Name: Andrew J. Turnbull

Title: SVP

XL Insurance (Bermuda) Ltd

By: /s/ Charles Stanley Lee

Name: Charles Stanley Lee

Title: SVP, Chief Financial Officer

XL Financial Assurance Ltd.

By: /s/ Michael Rego

Name: Michael Rego

Title: Chief Operating Officer